UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

Yinfu Gold Corporation
(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2408, Dongfang Science and Technology Mansion, Nanshan District, Shenzhen, China 518000

 (Address of Principal Executive Offices) (Zip Code)

(86)755-8316-0998

Registrant's telephone number, including area code

Unit B, 5th Floor, CKK Commercial Centre, 289 Hennessy Rd., Wanchai, Hong Kong

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(a) Previous independent registered public accountants

1. Effective July 1, 2016, the Board of Directors of Yinfu Gold Corporation., (the "Company") dismissed MaloneBailey LLP ("MaloneBailey") as the Company's auditor

a. The Company engaged MaloneBailey on July 19, 2012. During the period July 19, 2012 to July 1, 2016, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to MaloneBailey's satisfaction, would have caused the auditor to make reference to the subject matter of the disagreement in connection with his report.

b. During the period from July 19, 2012 to July 1, 2016, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(iv)).

c. During the period from July 19, 2012 to July 1, 2016, MaloneBaileydid not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist.

e. During the period from July 19, 2012 to July 1, 2016, Malone Bailey did not advise the Company that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made MaloneBailey unwilling to be associated with financial statements prepared by management.

f. During the period from July 19, 2012 to July 1, 2016MaloneBailey did not tender any reports or audit opinions on the Company's financial statements nor did Malone Bailey render an adverse opinion or disclaimer of opinion. However, we are of the opinion that had Malone Bailey tendered any reports on the Company's financial statements for fiscal years 2012 and 2011, those reports would have contained explanatory paragraphs noting that there was substantial doubt about the Company's ability to continue as a going concern.

g. During the period from July 19, 2012 to July 1, 2016, Malone Baileydid not advise the Company that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

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h. During the period from July 19, 2012 to July 1, 2016 MaloneBailey did not advise the Company that there was any information which the accountant concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

i. The Company has requested, but has not received a letter from MaloneBailey addressed to the SEC stating whether or not it agrees with the above statements. We will file the letter with the SEC immediately upon receipt.

j. We have authorized Malone Bailey to respond fully to the inquiries of the successor accountant.

k. The Company provided a copy of the foregoing disclosures to MaloneBailey prior to the date of the filing of this Report and requested that MaloneBailey furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.

(b) New independent accountants

Effective July 1, 2016, the Company has engaged Anthony Kam & Associates, Ltd ("AKAM") of Hong Kong, as its new registered independent public accountant. Prior to July 1, 2016 the Company did not consult with AKAM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by AKAM, in either case where written or oral advice provided by AKAM would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YINFU GOLD CORPORATION

Dated: July 7, 2016	By:	/s/ Jiang Libin
Jiang Libin
President, Director

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